UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 11, 2008

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400

Los Angeles, California 90024

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On January 11, 2008, KC Retreat Associates, LLC (“KC Retreat”), a subsidiary of Paladin Realty Income Properties, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with The Retreat, LLC, a Florida limited liability company (the “Seller”) for the purchase of The Retreat of Shawnee located at 11128 West 76th Terrace, Shawnee, Kansas (the “Retreat”).

KC Retreat is a Delaware limited liability company formed for the purpose of the acquisition. Pursuant to the KC Retreat operating agreement, dated as of January 11, 2008 (the “Operating Agreement”), among PRIP 11128, LLC, a Delaware limited liability and a subsidiary of the Company, JTL Holdings, LLC and JTL Asset Management, Inc., the Company owns a 97.5% interest in KC Retreat and JTL Holdings, LLC and JTL Asset Management, Inc., both affiliates of JTL Properties, a Kansas City-based real estate investment and management company, own the remaining 2.5% interest. The Operating Agreement provides that the Company will receive a priority preferred return of 12.0% on its invested equity.

On January 14, 2008, KC Retreat acquired the Retreat from the Seller for the purchase price of $15,900,000, plus transaction costs and financing fees. The total purchase price was financed pursuant to a mortgage loan in the amount of $13,600,000 obtained by KC Retreat and $2,850,000 in capital contributions from the Company’s initial public offering.

The Retreat is a Class B rental apartment community with an aggregate of 230,400 square feet of rentable area in its 342 units and was approximately 87.7% occupied as of January 14, 2008. The Company believes that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

The above descriptions of the Purchase Agreement and Operating Agreement are qualified in their entirety by the terms of the agreements attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Retreat acquisition, KC Retreat entered into a mortgage loan with the Federal Home Loan Mortgage Corporation (“Freddie Mac”) to obtain a loan in the amount of approximately $13,600,000 as evidenced by a Multifamily Note dated January 11, 2008, in favor of NorthMarq Capital, Inc. (the “Promissory Note”). The loan bears interest at a fixed rate of 5.58% through February 1, 2018. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until February 1, 2019 with an adjustable interest rate based on the Freddie Mac Reference Bill Index. The outstanding balance on the loan at the time of maturity will be approximately $12,650,000. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan is secured by a multifamily mortgage on the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement (the “Security Instrument”). In addition, the loan is guaranteed by James E. Lippert, but only upon the occurrence of certain limited events (the “Guaranty Agreement”). As a condition to the loan, KC Retreat is further required to fund an escrow account with approximately $430,000 for the payment of approximately $343,000 to make certain repairs and improvements to the Retreat pursuant to a Repair Escrow Agreement dated January 11, 2008 (the “Repair Escrow Agreement”).

The above descriptions of Promissory Note, Security Instrument, Guaranty Agreement and Repair Escrow Agreement are qualified in their entirety by the terms of the agreements attached to this Current Report on Form 8-K as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b) Pro Forma Financial Information

See paragraph (a) above.

(d) Exhibits

10.1	Purchase and Sale Agreement, dated as of January 11, 2008, by and between The Retreat, LLC and KC Retreat Associates, LLC.

10.2	Operating Agreement of KC Retreat Associates, LLC, dated as of January 11, 2008, by and among PRIP 11128, LLC, JTL Holdings, LLC and JTL Asset Management, Inc.

10.3	Multifamily Note, effective as of January 11, 2008, made by KC Retreat Associates, LLC in favor of NorthMarq Capital, Inc.

10.4	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of January 11, 2008, by KC Retreat Associates, LLC in favor of NorthMarq Capital, Inc.

10.5	Guaranty, dated January 11, 2008, by James E. Lippert in favor NorthMarq Capital, Inc.

10.6	Repair Escrow Agreement, dated as of January 11, 2008, by and between KC Retreat Associates, LLC and NorthMarq Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: January 17, 2008	By:	/s/ John A. Gerson
John A. Gerson
Chief Financial Officer

EXHIBIT INDEX

10.1	Purchase and Sale Agreement, dated as of January 11, 2008, by and between The Retreat, LLC and KC Retreat Associates, LLC.

10.2	Operating Agreement of KC Retreat Associates, LLC, dated as of January 11, 2008, by and among PRIP 11128, LLC, JTL Holdings, LLC and JTL Asset Management, Inc.

10.3	Multifamily Note, effective as of January 11, 2008, made by KC Retreat Associates, LLC in favor of NorthMarq Capital, Inc.

10.4	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of January 11, 2008, by KC Retreat Associates, LLC in favor of NorthMarq Capital, Inc.

10.5	Guaranty, dated January 11, 2008, by James E. Lippert in favor NorthMarq Capital, Inc.

10.6	Repair Escrow Agreement, dated as of January 11, 2008, by and between KC Retreat Associates, LLC and NorthMarq Capital, Inc.